As filed with the Securities and Exchange Commission on May 14, 2019
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CIRCOR INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
30 Corporate Drive, Suite 200 Burlington, MA	01803-4238
(Address of Principal Executive Offices)	(Zip Code)

2019 Stock Option and Incentive Plan
(Full Title of the Plan)
Chadi Chahine
Senior Vice President, Chief Financial Officer
CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803-4238
(Name and Address of Agent For Service)
(781) 270-1200
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer," “smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    Yes  ☐    No  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (the “Common Stock”)	1,000,000 shares(2)	$30.65(3)	$30,650,000(3)	$3,714.78

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 1,000,000 shares issuable under the 2019 Stock Option and Incentive Plan.
(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and
457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on
May 13,    2019.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
(a)The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.
(b)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)The description of the registrant’s Common Stock contained in the registrant’s Registration Statement filed under the Exchange Act on Form 10-12B/A, dated October 6, 1999, and any amendment or report filed for the purpose of further updating such descriptions.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.
Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 2 of Article V of our by-laws provides that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL against and any all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such director or officer or on such director’s or officer’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, which such director or officer is, or is threatened to be made, a party to or participant in by reason of the fact that (i) such director is or was a director of the company or is or was acting in such capacity or (ii) such officer is or was an officer, employee or agent of the company or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or otherwise which such officer is or was serving at the request of the company, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We have also obtained officers’ and directors’ liability insurance which insures against liabilities that our officers and directors, in such capacities, may incur. Our by-laws require the advancement of expenses incurred by directors in relation to any action, suit or proceeding and permit such advancement of expenses incurred by officers provided the advancement of expenses is accompanied by an undertaking by the applicable director or officer to repay any expenses so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified against such expenses. We have also entered into indemnification agreements with each of our directors and executive officers reflecting the foregoing.
Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Article VII of our Amended and Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).
Item 7. Exemption from Registration Claimed.

Not applicable.
Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated By-Laws of the Registrant, as amended
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of attorney (included on the signature pages of this registration statement)
99.1(3)	2019 Stock Option and Incentive Plan
____________

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Form 10-Q filed on October 29, 2009 (File No. 001-14962) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Form 10-Q filed on October 31, 2013 (File No. 001-14962) and incorporated herein by reference.

(3)
Previously filed with the Securities and Exchange Commission as Exhibit B to the Registrant’s Definitive Proxy Statement filed on March 29, 2019 (File No. 001-14962) and incorporated herein by reference.

Item 9. Undertakings.

1.Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on this 14th day of May, 2019.
CIRCOR INTERNATIONAL, INC.

By:    /s/ Scott A. Buckhout
Scott A. Buckhout
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of CIRCOR International, Inc., hereby severally constitute and appoint Scott A. Buckhout, Chadi Chahine and David F. Mullen, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CIRCOR International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott A. Buckhout Scott A. Buckhout	President and Chief Executive Officer, and Director (Principal Executive Officer)	May 14, 2019
/s/ Chadi Chahine Chadi Chahine	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 14, 2019
/s/ David F. Mullen David F. Mullen	Senior Vice President and Corporate Controller (Principal Accounting Officer)	May 14, 2019
/s/ David F. Dietz David F. Dietz	Director	May 14, 2019

/s/ Samuel R. Chapin Samuel R. Chapin	Director	May 14, 2019
/s/ Tina M. Donikowski Tina M. Donikowski	Director	May 14, 2019
/s/ Helmuth Ludwig Helmuth Ludwig	Director	May 14, 2019
/s/ John A. O’Donnell _ John A. O’Donnell	Director	May 14, 2019
/s/ Peter M. Wilver Peter M. Wilver	Director	May 14, 2019